Exhibit 99.2

NEWS RELEASE

MDU RESOURCES
GROUP, INC.

Building a Strong America®

MDU Resources Announces Knife River Form 10 Registration Statement Declared Effective

BISMARCK, N.D. — May 12, 2023 — MDU Resources Group, Inc. (NYSE: MDU) today announced that, in connection with the previously announced separation of Knife River Corporation from MDU Resources, the Securities and Exchange Commission has declared effective the Registration Statement on Form 10 filed by Knife River Holding Company, the wholly owned subsidiary of MDU Resources that was formed to be the new parent company for Knife River Corporation post-separation.

As previously announced, the separation of Knife River Corporation will occur by means of a pro rata distribution of approximately 90% of the outstanding shares of Knife River common stock to MDU Resources stockholders of record as of the close of business May 22. The distribution is expected to be effective at 11:59 p.m. EDT May 31.

In conjunction with the separation, Knife River Corporation intends to change its name to KRC Materials, Inc. and immediately thereafter Knife River Holding Company intends to change its name to Knife River Corporation.

The information statement that is attached to Knife River’s Form 10 as Exhibit 99.1 and contains details regarding the separation, including the pro rata distribution and Knife River’s management and business, will be made available to MDU Resources’ stockholders prior to the distribution date.

In connection with the separation of Knife River, an Investor Day is planned for 10 a.m. EDT May 18 at the New York Stock Exchange. Management’s presentation of Knife River’s investment highlights, operations, financial performance and growth prospects, as well as a question-and-answer session, also will be webcast. Interested parties can access information about the Investor Day at www.mdu.com.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 and the S&P High-Yield Dividend Aristocrats indices, is Building a Strong America(R) by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

About Knife River
Knife River Corporation mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mix concrete, asphalt and other value-added products. It also distributes cement and asphalt oil. It performs integrated contracting services. For more information about Knife River, visit www.kniferiver.com.

Advisors
J.P. Morgan Securities LLC and PJT Partners are serving as financial advisors for the transaction; Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements about the planned separation of Knife River Corporation, the distribution of Knife River common stock, and the future state of MDU Resources, are expressed in good faith and are believed by MDU Resources to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. There can be no assurance of the ultimate timing of the distribution or that the distribution will be completed. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K and 10-Q.

Media Contacts: Laura Lueder, MDU Resources manager of communications and public relations, 701-530-1095
Tony Spilde, Knife River senior director of communications, 541-213-0947
Investor Contact: Brent Miller, director of financial projects and investor relations, 701-530-1730